Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. TO PRESENT AT FRIEDMAN, BILLINGS & RAMSEY INVESTOR CONFERENCE

RUTLAND, VERMONT (November 22, 2005) – Casella Waste Systems, Inc. announced today that the company’s management will be presenting at the Friedman, Billings & Ramsey 2005 Investor Conference on Tuesday, November 29, 2005.

The company’s presentation to investors is scheduled for 9:15 a.m.; the Friedman, Billings & Ramsey conference is being held at the Grand Hyatt Hotel in New York City.

The company indicated that, although this presentation is not expected to include any material non-public information, the presentation will be made available to all investors on the company’s website: http://www.casella.com. The presentation will be posted prior to the scheduled presentation time, and may be accessed via the Investor Relations section of the company’s website.

In addition, the presentation will be webcast live on November 29 at the following URL: http://www.wsw.com/webcast/fbr13/cwst/

Casella Waste Systems, headquartered in Rutland, Vermont, provides collection, transfer, disposal and recycling services primarily in the northeastern United States.

For further information, contact Richard Norris, chief financial officer; Joseph Fusco, vice president; or Ned Coletta, director of investor relations at (802) 775-0325, or visit the company’s website at http://www.casella.com.

11/22/05